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                                                                    EXHIBIT 4.12


                                   [GRAPHIC]

                                  BUSINESS LOAN
                           GENERAL SECURITY AGREEMENT

         TO: CREDIT UNION CENTRAL OF ONTARIO LIMITED and SO-USE CREDIT UNION LIMITED (collectively hereinafter called "Central")

         I/WE     STRIKER PAPER CANADA, INC. (hereinafter called the "Assignor")

hereby assign and transfer to Central, as a general and continuing collateral security for payment of all existing and future indebtedness and liability of the Assignor to Central wheresoever and howsoever incurred and any ultimate unpaid balance thereof, all property of the kinds described in paragraph 2 below of which the Assignor is now or may hereafter become the owner.

1.   DEFINITIONS

     In this Agreement,

     (a) "PPSA" means the Personal Property Security Act (Ontario), and any Act that may be substituted therefor, as from time to time amended.

     (b) "Receivables" means all debts, accounts, claims, moneys and choses in action now due or hereafter to become due or owing to the Assignor, or any one or more of them.

     (c) "Inventory" means all goods now or hereafter forming part of the inventory of the Assignor or any one or more of them, including, without limiting the generality of the foregoing, goods held for sale or lease; goods furnished or to be furnished under contracts of service; goods which are raw materials or work in process; goods used in or procured for packing; materials used or consumed in the business of the Assignor; emblements; growing crops that become such within one year after the execution of this Agreement; timber to be cut; oil, gas and other minerals to be extracted; and goods described in paragraph 9 below.

     (d) "Equipment" means all goods, exclusive of inventory or consumer goods, now or hereafter owned by the Assignor or any one or more of them, which are used or are intended for use in or about the business conducted by the Assignor or in the places referred to in paragraph 8 and including, without limiting the generality of the foregoing, machinery; fixtures; furniture; plant; vehicles of any sort or description; the property described in paragraph 10 below; and all accessories installed in or affixed, attached or appertaining to any of the foregoing.

     (e) "Documents of Title" shall have the meaning ascribed to it in the PPSA and shall include, without limiting the generality of the foregoing, all warehouse receipts and bills of lading whether negotiable or not.

     (f) "Chattel Paper", "goods" and "instrument" shall have the meanings respectively ascribed to them in the PPSA.

2.   SECURITY INTEREST

     As security for the payment and performance of all existing and future liabilities and indebtedness of the Assignor, or any one or more of them, to Central, howsoever arising, the Assignor hereby grants to Central a continuing security interest in the business undertaking of the Assignor and in all property of the following kinds now owned or hereafter acquired by the Assignor or by any one or more of them:

     (a) Inventory;

     (b) Equipment;

     (c) Receivables;

     (d) Chattel Paper;

     (e) Documents of Title;

     (f) All books and papers recording, evidencing or relating to the Receivables, Chattel Paper or Documents of Title, and all securities, bills, notes, instruments or other documents now or hereafter held by or on behalf of the Assignor or any one or more of them with respect to the said Receivables, Chattel Paper or Documents of Title;

     (g) All shares, stock, warrants, bonds, debentures, debenture stock or other securities including, without limiting the generality of the foregoing, the securities listed in paragraph 11 hereof, together with renewals thereof, substitutions therefor, accretions thereto and all rights and claims in respect thereof

     (h) All proceeds and products of any or all of the foregoing, including any compensation of Collateral damages, expropriated, stolen or destroyed. The above named property, whether now owned or hereafter acquired, shall hereinafter be called the "Collateral".

3.   WARRANTIES AND COVENANTS

     (a) Except for the security interest granted hereby and as disclosed in the Personal Property Registry and/or permitted in the Commercial Demand Line of Credit Agreement or the Inter-Creditor Agreement, the Assignor or any one or more of them is (and as to collateral to be acquired after the date hereby, shall be) the owner of the Collateral free and clear of all liens, charges, claims, encumbrances, taxes or assessments.

     (b) The Assignor will not sell, offer to sell, transfer, pledge or mortgage the Collateral, nor will the Assignor suffer to exist any other security interest in the Collateral in favour of any person other than Central and the holders of security interests disclosed or permitted as aforesaid, without the prior written consent of Central. All proceeds of sales shall be received as trustee for Central and shall be forthwith paid over to Central.

     (c) The Assignor shall, during the currency of this Agreement, insure and keep insured the Collateral to its full insurable value for fire, theft and such other risks as Central may reasonably require, and will, at the request of Central, pay such further premium as is necessary to obtain an endorsement that the security interest of Central will not be invalidated by any breach of statutory condition. The proceeds in any insurance held pursuant to this paragraph shall be payable to Central as its interest may appear and any proceeds of such insurance shall, at the option of Central, be applied to the replacement of the Collateral or towards repayment of any indebtedness of the Assignor or any one or more of them to Central. Should the Assignor neglect to maintain such insurance Central may insure, and any premiums paid by Central together with interest thereon shall be payable by the Assignor to Central as its interest may appear, upon demand. The Assignor will deposit a certified copy of such insurance with Central on request, or obtain an insurance endorsement in favour of Central.

     (d) The Assignor shall provide from time to time upon request from Central, written information relating to the Collateral or any part thereof, and Central shall be entitled from time to time to inspect the tangible Collateral including, without limitation, the books and records referred to in paragraph 2(f) above wherever located. For such purpose Central shall have access at all reasonable times during normal business hours upon reasonable advance notice to all places where the Collateral or any part thereof is located, and to all premises occupied by the Assignor.

4.   EVENTS OF DEFAULT

     Any or all of the liabilities or indebtedness of the Assignor or any one or more of them to Central shall, at the option of Central and notwithstanding any time or credit allowed by any instrument evidencing a liability, be immediately due and payable without notice or demand upon the occurrence of any of the following events, subject to a cure period of 7 days from the date of the event (hereinafter referred to as "Event(s) of Default"):

     (a) Default in the payment or performance when due or payable of any liability of the Assignor or any one or more of them, or of any endorser, guarantor or surety for any liability of the Assignor or any one or more of them to Central;

     (b) Default by the Assignor of any obligation or covenant contained herein;

     (c) Proof that any warranty, representation or statement made by the Assignor or furnished to Central herein, or in the application for any loan, was false in any material respect when made or furnished;

     (d) Any loss, theft, damage or destruction of Collateral or of any part of it in excess of $100,000, or the making of any levy, seizure or attachment thereto or the appointment of a receiver of any part thereof if unstayed for 15 days;




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     (f) The death, dissolution, termination of existence, insolvency, business failure, or commencement of any proceedings under the Bankruptcy Act affecting the Assignor or any one or more of them.

5.   REMEDIES

     Upon any Event of Default and at any time thereafter Central, at its option, may declare that all indebtedness and obligations secured by this Agreement shall immediately become due and payable, and:

     (a) Central shall then have all rights and remedies of a secured party under the PPSA.

     (b) Central shall then be constituted to appoint in writing any person to be a receiver (which term shall include a receiver and manager) of the Collateral, including any rents and profits thereof, and may remove any receiver and appoint another in its stead. Such receiver so appointed shall have power to take possession of the Collateral and to carry on or concur in carrying on the business of the Assignor, and to sell or concur in selling the Collateral or any part thereof. Any such receiver shall for all purposes to be deemed to be the agent of the Assignor. Central may from time to time fix the renumeration of such receiver. All moneys from time to time received by such receiver shall be paid by him first in discharge of all rents, taxes, rates, insurance premiums and outgoings affecting the Collateral, secondly in payment of his renumeration as receiver, thirdly in keeping in good standing any liens and charges on the Collateral prior to the security constituted by this Agreement, and fourthly in or toward payment of such parts of the indebtedness and liability of the Assignor to Central as to Central seems best, and any residue of such moneys so received shall be paid to the Assignor. Central in appointing or refraining from appointing such receiver shall not incur any liability to the receiver, the Assignor or otherwise.

     (c) Central may then collect, realize, sell or otherwise deal with the Receivables or any part thereof in such manner, upon such terms and conditions at such time or times, and without notice to the Assignor, as may seem to it advisable. Central shall not be liable or accountable for any failure to collect, realize, sell or obtain payment of the Receivables or any part thereof, and shall not be bound to institute proceedings for the purpose of collecting, realizing, or obtaining payment of the same for the purpose of preserving any rights of Central, the Assignor or any other person, firm or corporation in respect of the same. All moneys collected or received by the Assignor in respect of the Receivables shall be received as trustee for Central and shall be forthwith paid over to Central. All moneys collected or received by Central in respect of the Receivables or other Collateral may be applied on account of such parts of the indebtedness and liability of the Assignor as to Central seems best, or in the discretion of Central, may be released to the Assignor, all without prejudice to the liability of the Assignor or Central's right to hold and realize this security.

6.   CHARGES AND EXPENSES

     Central may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advice and services) in or in connection with realizing, disposing of, retaining or collecting the Collateral or any part thereof. Such sums shall be a first charge on the proceeds of realization, disposition or collection. Central may at its option pay taxes, discharge any encumbrance or charge claimed (whether validly or not) against the Collateral any pay any amount which, in Central's sole discretion, it may consider requisite to secure possession of the Collateral with or without litigation or compromise. Central may settle any litigation in respect of the Collateral or the possession thereof, and may pay for insurance, repairs and maintenance to the Collateral, and any sum so paid by Central shall constitute indebtedness of the Assignor secured hereunder which the Assignor shall repay on demand.

7.   POSSESSION OF COLLATERAL

     Until default, the Assignor may have possession of the Collateral and enjoy the same subject to the terms hereof. However, whether or not default has occurred, Central may at any time request that debtors on the Receivables be notified of Central's security interest. Until such notification is made, the Assignor shall continue to collect Receivables but shall hold the proceeds received from collection in trust for Central without commingling the same with other funds, and shall turn the same over to Central immediately upon receipt in the identical form received.

8.   LOCATION OF COLLATERAL

     Except for any property described in paragraph 11 hereof, the Collateral, insofar as it consists of tangible property, is now and will hereafter be kept at the place or places, listed below. None of the Collateral shall be removed from such place or places without the written consent of Central.

     100 Ormond Street South, Thorold, Ontario


9.   SUPPLEMENTARY DESCRIPTION OF INVENTORY






10.  SUPPLEMENTARY DESCRIPTION OF EQUIPMENT






11.  SUPPLEMENTARY DESCRIPTION OF SECURITIES





12.  GENERAL

     (a) This Agreement shall be a continuing agreement in every respect.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

     (c) The Assignor may terminate this Agreement by delivering written notice to Central at any time when the Assignor, or each of them, is not indebted or liable to Central. No remedy for the enforcement or the rights of Central hereunder shall be exclusive or dependent on any other such remedy and any one or more of such remedies may from time to time be exercised independently or in combination. The security interest created or provided for by this Agreement is intended to attach when this Agreement is signed by the Assignor and delivered to Central. For greater certainty it is declared that any and all future loans, advances or other value which Central may in its discretion make or extend to or for the account of the Assignor or of any one or more of them shall be secured by this Agreement. If more than one person executes this Agreement their obligations hereunder shall be joint and several.

     (d) In construing the Agreement, the word "Assignor" and the personal pronouns "he" or "his" and any verb relating thereto shall be read and construed as the number and gender of the parties signing this Agreement may require.


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     (e) Central may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Assignor, debtors of the Assignor, sureties and others, and with the Collateral and other securities, as Central may see fit and without prejudice to the liability of the Assignor or Central's right to hold and realize this security.



Signed, Sealed and Delivered this 20th day of March, 1998 at Toronto, Ontario.
                                  ----        -----    --    -------

                                                                         Middle      Date of birth      Gender
                                                                         Initial       dd/mm/yy           M/F
----------------------------            ------------------------------  --------------------------------------
Witness                                 Signature of Assignor

----------------------------            ------------------------------  --------------------------------------
Witness                                 Signature of Assignor




                                 To be completed
                                       by
                                  incorporated
                                    business


Corporation and/or Trade Name of Assignor             STRIKER PAPER CANADA, INC.


                                    Per:
                                        ----------------------------------------
                                    Name:  Matthew Pond
                                    Title: Chief Financial Officer


                                    I have the authority to bind the corporation




May 19, 1998





To be completed by sole
proprietor or partners